UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2022

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2022, Sharps Technology, Inc. (the “Company”) entered into a formal employment agreement (the “Agreement”) with Andrew R. Crescenzo (age 65), who has been serving as the Company’s Chief Financial Officer (CFO) on a contract services basis for the last three years.

Mr. Crescenzo’s term as the Company’s CFO will begin on September 30, 2022, and continue until terminated by either party, subject to the terms of the Agreement (the “Term”). For his services, Mr. Crescenzo will be paid $225,000 a year and shall receive a one-time $18,750 incentive payment upon the commencement of the Agreement. During the course of the Term, Mr. Crescenzo will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s 2022 Equity Incentive Plan. The Agreement contains a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during the Term and for a period of one year following Mr. Crescenzo’s termination.

Before joining the Company as CFO in May 2019 under a consulting agreement with CFO Consulting Partners LLP, Mr. Crescenzo served in various finance roles in the biotech, manufacturing and distribution industries. From 2014 to 2016, he was CFO of United Metro Energy and from 2006 to 2014, he served as Senior VP of Finance at Enzo Biochem (NYSE:ENZ). Prior to 2006, Mr. Crescenzo was an Executive Director (2002-2006) and a Senior Manager (1997-2002) at Grant Thornton LLP. Mr. Crescenzo is a Certified Public Accountant and received his Bachelor of Business Administration from Adelphi University.

There are no other arrangements or understandings between Mr. Crescenzo and any other person pursuant to which Mr. Crescenzo was appointed CFO of the Company. There are also no family relationships between Mr. Crescenzo and any director or executive officer of the Company, and Mr. Crescenzo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary description of the Agreement. For a full description, please refer to the copy of the Agreement that is incorporated by reference and filed herewith as Exhibit 10.1.

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 30, 2022, by and between Sharps Technology, Inc., and Andrew R. Crescenzo
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2022

SHARPS TECHNOLOGY, INC.

/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer